Consent of Independent Accountants



We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 23 to the registration statement on Form
N-1A of our report dated February 6, 1995, relating to the financial statements and
financial highlights of the Harris Insight Funds appearing in the December 31, 1994
Annual Report to Shareholders, which appears in such Statements of Additional
Information. We also consent to the references to us under the headings "Independent
Accountants" and "Experts" in the Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in the Prospectuses.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Philadelphia, Pennsylvania
December 6, 1995